As filed with the Securities and Exchange Commission on January 12, 2005

                                           Commission File No.  ____________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               C A NETWORKS, INC.

                     (Name of small business issuer in its charter)

         Wyoming                                               80-0092224
  (State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                           Identification Number)

                                      4813

                          (Primary Standard Industrial
                           Classification Code Number)


                         111 S. Mulberry St., Suite 201
                             Elizabethtown, KY 42701
                            Telephone: (270) 769-0070

    (Address and telephone number of registrant's principal executive offices and principal place of business)

            RUSSELL E. PRESTON, President and Chief Executive Officer
                         111 S. Mulberry St., Suite 201
                             Elizabethtown, KY 42701
                            Telephone: (270) 769-0070

            (Name, address and telephone number of agent for service)

                             ----------------------

                                   Copies to:

                            Michael J. Morrison, Esq.
                           Michael J. Morrison, Chtd.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                            Telephone: (775) 827-6300

                Approximate date of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------

                                  CALCULATION OF REGISTRATION FEE

 SECURITIES TO BE     AMOUNT TO BE     OFFERING PRICE PER        AGGREGATE         REGISTRATION FEE
    REGISTERED         REGISTERED            SHARE            OFFERING PRICE             [1]

Common Stock:          30,000,000         $      0.10         $    3,000,000        $      353.10

   [1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.


PROSPECTUS
----------

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.


                  SUBJECT TO COMPLETION DATED JANUARY ___, 2005


                        30,000,000 Shares of Common Stock


                               C A NETWORKS, INC.


         C A NETWORKS, INC. is offering 30,000,000 shares of common stock at a price of $.10 per share on a "best efforts-no minimum" basis directly through its officers and directors, who will not receive any commissions or other remunerations for selling the shares. We may also offer the shares through brokers or sales agents, who may receive compensation in form of commissions, which total commissions will not exceed 10% of the selling price of the shares, although we currently have no plans to do so. The offering price was determined arbitrarily by the Company, based subjectively on what management believes it can sell the shares for, and is not based on any recognized or objective criteria of value.

         We have not established any minimum amount of proceeds that must be received in the offering before any proceeds may be accepted. Once accepted, all funds will be deposited into our Company bank account and considered our general assets. Funds will not be placed into escrow, trust or any other similar holding arrangement.

         The offering will commence promptly after the effectiveness of the registration statement of which this prospectus is a part, and will made on a continuous basis for a period of 90 days. The offering may be terminated by us earlier if we sell all the shares being offered or we decide to cease selling the shares, for any reason or for no reason.


                           -------------------------

Investing in our common stock involves a high decree of risk. See "Risk Factors" beginning on page 3 of this prospectus.

                                                      Per share       Total
                                                      ---------       -----

Public offering price................................    $ .10     $3,000,000
Commissions(1).......................................    $ .01     $  300,000
Proceeds to us, before expenses .....................    $ .09     $2,700,000

-----------------
(1) Assumes total commission to be paid equal to 10% of the selling price of the shares. No commissions will be paid on shares sold by our management. We have not engaged any underwriter to sell the shares.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is January __, 2005.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Front Cover Page of Prospectus                                                2
Inside Front and Outside Back Cover Pages of Prospectus                       3
Summary Information & Risk Factors                                            5
Use of Proceeds                                                               17
Determination of Offering Price                                               17
Dilution                                                                      17
Selling Security Holders                                                      18
Plan of Distribution                                                          20
Legal Proceedings                                                             22
Directors, Executive Officers, Promoters and Control Management               22
Security Ownership of Certain Beneficial Owners and Management                26
Description of Securities                                                     26
Interest of Named Experts and Counsel                                         30
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                              30
Description of Business                                                       31
Management's Discussion and Analysis or Plan of Operation                     40
Description of Property                                                       42
Certain Relationships and Related Transactions                                42
Market for Common Equity and Related Stockholder Matters                      43
Executive Compensation                                                        44
Financial Statements                                                          44
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure                                                        61
Indemnification                                                               61
Other Expenses of Issuance and Distribution                                   62
Recent Sales of Unregistered Securities                                       62
Exhibits                                                                      63
Undertakings                                                                  64

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

The Company

We were incorporated in the State of Wyoming on January 13, 2004, under the name Wireless & Fixed Telephony, Inc., for the purpose of engaging in any lawful activity. On March 29, 2004, the company amended its Articles of Incorporation to change its name to C A Networks, Inc. The Company's principal address is 111
S. Mulberry St., Suite 201, Elizabethtown, KY 42701, telephone: (270) 769-0070. C A NETWORKS, INC. only commenced business operations of January 3, 2005, has a nominal operating history and no revenues.

The Offering

Common stock we are offering .........  30,000,000 shares

Common stock outstanding prior
to this offering .....................  33,780,000 shares

Common stock to be outstanding
after this offering ..................  63,780,000 shares.

Use of proceeds.......................  The net proceeds of this offering will be used for salaries, sales and
                                        marketing and working capital.

Risk factors..........................  This offering involves a high degree of risk.


                          Summary Financial Information


                                                               For the period
                                                              January 13, 2004
                                                             (inception) through
                                                               August 31, 2004
                                                             -------------------

Statement of Operations Data:
-----------------------------

Net Sales .............................................          $       0
Operating expenses ....................................            (88,823)
Other income (expense) ................................                  0
(Net loss) ............................................            (88,823)

Balance Sheet Data:
-------------------
Current assets ........................................             97,698
Current liabilities ...................................             10,000
Working capital .......................................             97,698
Total assets ..........................................            102,377
Accumulated deficit ...................................            (88,823)
Stockholder's equity ..................................             92,377

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware of the risks described below which constitute material risks to potential investors. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to invest in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our common stock could decline. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

                Special Note Regarding Forward-Looking Statements

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "plan" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.


               RISKS RELATED TO OUR COMPANY AND PROPOSED BUSINESS

OUR STATUS AS A DEVELOPMENT STAGE COMPANY WITH, MINIMAL ASSETS, AND NO REVENUES SUBJECTS YOUR INVESTMENT TO A HIGH DEGREE OF RISK BECAUSE WE HAVE A LIMITED HISTORY OF OPERATIONS, MAY NOT BE ABLE TO CONTINUE OUR BUSINESS, MAY CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We commenced our business operations on January 3, 2005, and have limited financial resources and no revenues. We cannot assure that we will ever generate sufficient revenues to develop successful operations, or make a profit. We have an extremely limited operating history for investors to evaluate our business strategy. We will, in all likelihood, incur operating expenses without corresponding revenues. This may result in our incurring an initial net operating loss until we either generate revenues sufficient to sustain operations, of which there can be no assurance, or we complete future financing, of which there can be no assurance. There is no assurance that our Company will ever produce revenues or profits in the near future, or at all. As a result of our nominal operating history, we have limited insight into trends that may emerge and affect our proposed business operations. You must consider the risks and difficulties frequently encountered by development stage companies. Therefore, your investment is at high risk because we may fail in our business, cease operation and you may lose your entire investment.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS AND NO SOURCE OF ADDITIONAL FUNDING AND WITHOUT FUNDING, WE MAY HAVE TO CURTAIL OR CEASE OUR PROPOSED OPERATIONS.

We will require funding over the next twelve months to develop our business. In fact, if we do not raise the maximum of $3,000,000 in this Offering, we will have minimal capital for operations and we may need immediate funding. We currently have no source of additional funds. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of our proposed phone services. If adequate funds are not available, as and when needed, we may not be able to commence our proposed operations, or if we do, we may be required to curtail operations or obtain funds by entering into collaboration agreements with existing service providers on unattractive terms. Our inability to raise capital would impair our marketing abilities and services. In fact, if we do not obtain the necessary funding, we may be forced to curtail or cease operations.

WE HAVE SUBSTANTIAL LONG-TERM CAPITAL NEEDS AND NO SOURCE OF ADDITIONAL FUNDING, AND WE MAY NOT BE ABLE TO GENERATE REVENUES.

Substantial expenditures will be required in the next 12 months to further develop our business and to market our services. The level of expenditures required for these activities will depend in part on our efforts to market our services. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to generate revenues or become profitable.

WE HAVE A POOR FINANCIAL CONDITION AND MAY BE UNABLE TO ADEQUATELY DEVELOP OUR BUSINESS OR EARN A PROFIT, SO OUR BUSINESS MAY BE HARMED.

Because we have a very limited operating history, limited assets, and no revenues, an investor cannot determine if we will ever be profitable. We will likely experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from selling our services to third parties, but there can be no assurance that we will be successful in our plan of operations or generate a profit, or if our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to provide an efficient level of services. If our business is not successful, we may fail, cease operations and you may lose your entire investment.

WE DO NOT HAVE ANY MATERIAL CONTRACTS OR FUTURE PROSPECTS FOR MATERIAL CONTRACTS AND THIS MAY RESULT IN LIMITED OR NO REVENUES, WHICH COULD CAUSE OUR BUSINESS TO SUFFER.

We have no contracts to provide services and no prospective contracts that will assist us in promoting or further developing our proposed business. If we fail to develop material contracts with customers, our revenues could be negatively impacted.

NO INDEPENDENT MARKETING STUDIES HAVE BEEN MADE TO CONFIRM THE COMMERCIAL DEMAND FOR OUR SERVICES.

We believe there may be commercial demand for our services. However, this belief is based solely on our management's experience and subjective judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of any demand for our services, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist.

IF CONSUMERS DO NOT EMBRACE OUR PROPOSED SERVICES, WE MAY NOT REALIZE ANY REVENUES OR PROFITS.

Our success depends upon the general acceptance of our proposed telephony services by consumers. If consumers do not embrace our services, we may not realize any revenues and our operations will be adversely affected. We cannot assure that a sufficiently broad base of consumers will contract for, and continue to use, our proposed telephony services. Our business prospects must also be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market for telephony services.

SINCE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, YOU MAY BE UNABLE TO SELL YOUR SHARES.

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL WITH WIRELESS INTERNET EXPERIENCE, OUR BUSINESS COULD SUFFER.

Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel with wireless telephony service experience. Competition for these types of employees is intense. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to attract and retain the necessary technical professionals, the marketing and acceptance of our proposed services will suffer. If we fail to retain and attract the necessary managerial, sales and marketing and customer service personnel, we may not develop a sufficient customer base to adequately fund our proposed continuing operations.

IF THE SECURITIES DO NOT MEET BLUE SKY RESALE REQUIREMENTS, YOU MAY BE UNABLE TO RESELL YOUR SECURITIES.

The securities offered by this prospectus must meet the Blue Sky resale requirements in the states in which the proposed purchasers reside. If we fail to meet these qualifications, the securities may be deprived of any value. Since we have extremely limited capital, we may not be able to afford the expenses necessary to meet Blue Sky requirements. We currently estimate the expenses to be $5,000 (includes filing costs and legal fees) to meet the requirements of the 3 states in which we intend to offer the securities: Washington, Nevada and Wyoming.

IF OUR MANAGEMENT DOES NOT CREATE AND IMPLEMENT CONTROLS TO COMPLY WITH THE SARBANES-OXLEY ACT OF 2002, OUR SHARES MAY SUFFER AND YOU MAY LOSE YOUR INVESTMENT.

We have three (3) officers and directors. They are responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause the company to suffer penalties, our share price, if any, may suffer and you may lose your investment.

VOTING CONTROL OF OUR COMPANY IS HELD BY THREE SHAREHOLDERS AND OTHER SHAREHOLDERS WILL HAVE LITTLE OR NO ABILITY TO AFFECT CONTROL OF THE COMPANY.

As of the date of this registration statement, our three (3) founders, officers and directors, are our controlling shareholders, and own 32,000,000 shares, or approximately 95% (or approximately 53% post-offering, assuming all 30,000,000 shares offered are sold) of the total issued and outstanding shares of our stock (33,780,000) and have virtually total control over all decisions, so you will have little or no ability to control the Company or our business.

Because our officers and directors have such a large stock ownership position in our company, you, as a shareholder, have very little ability to exercise any control over the Company or its operations. The vast majority of decisions in the Company are decided by majority control, which is firmly held by the officers and directors and your vote of your shares will have little or no impact on the action by shareholders.


                         RISKS RELATED TO OUR OPERATIONS

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AND WE MAY HAVE TO CONSIDER PUTTING THE COMPANY INTO BANKRUPTCY.

Due to our recent organization and lack of operations and our total lack of any cash flows from operations, must less sufficient to satisfy our liabilities and sustain operations, our auditors have expressed substantial doubt about our ability to continue as a going concern. Although we have had some limited success in raising working capital from the sale of our common stock in the past, the going concern language in our auditors' report could negatively affect our ability to raise such funds in the future. Some investors may be unwilling to invest with a company that has going concern language in the auditors' report and other investors may demand substantial discounts from the offering or market price, if any.

Unless we are able to raise additional working capital through the sale of our common stock, we will not be able to continue the development of our proposed services, nor will we be able to pay our current liabilities, which could result in our seeking protection under bankruptcy laws. Under certain conditions, including but not limited to having judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments. At this time, we are unable to assess the likelihood that we would seek bankruptcy protection in the near future. There can be no assurance that we will be successful in raising working capital from the sale of our common stock.

WE HAVE LIMITED WORKING CAPITAL, HAVE SOME LOSSES, AND EXPECT OUR LOSSES TO CONTINUE.

As of August 31, 2004, we had working capital of $97,698. As of August 31, 2004, our accumulated deficit was ($88,823). Our net loss was ($88,823) for the period ended August 31, 2004. Such losses have resulted principally from costs incurred in connection with research and development of our business plan, and development of our proposed operations. Our ability to become profitable largely depends on successfully developing our business plan and services, and effectively marketing such services. The problems and expenses frequently encountered in developing a new business and services, and the highly competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to business development, marketing or other unforeseen difficulties, any of which could cause our losses to continue.

WE ARE OFFERING OUR SHARES ON A BEST EFFORTS BASIS AND THERE IS NO GUARANTEE THAT WE WILL SELL THE MAXIMUM SHARES OFFERED.

No underwriter has been retained to purchase the shares offered in connection with this prospectus. There can be no assurance that all of the shares offered will be sold and that we will receive all of the estimated net proceeds generated from such a sale of all of the common stock. If all of the 10,000,000 shares we are offering are not sold, we may be unable to fund all of the intended uses for the net proceeds anticipated from this offering without obtaining funds from alternative sources. Alternative sources of funds may not be available to us at a reasonable cost, or at all, as and when required.

WE DEPEND ON OUR MANAGEMENT AND, IF WE LOSE THEIR SERVICES, OUR ABILITY TO MANAGE THE DAY-TO-DAY ASPECTS OF OUR BUSINESS WILL BE WEAKENED. WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS. THUS, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We are highly dependent on the services of our three (3) members of management. The loss of their services could cause us to make less successful strategic decisions, which could hinder the introduction of new services or make us less prepared for technological or marketing problems, which could reduce our ability to serve our customers or lower the quality of our services.

We believe that a critical component for our success will be the attraction and retention of qualified, professional technical and sales personnel. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

THE OPERATION, ADMINISTRATION, MAINTENANCE AND REPAIR OF OUR SYSTEMS ARE SUBJECT TO RISKS THAT COULD LEAD TO DISRUPTIONS IN OUR SERVICES AND THE FAILURE OF OUR SYSTEMS TO OPERATE AS INTENDED FOR THEIR FULL DESIGN LIFE. THIS COULD CAUSE US TO FAIL IN OUR BUSINESS.

Each of our systems is and will be subject to the risks inherent in computer-based business activities. The operation, administration, maintenance and repair of our computer systems will require the coordination and integration of hardware and software technologies and equipment. Our systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render us unable to perform at design specifications. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

THE FAILURE OF OUR BUSINESS AND OPERATIONS SUPPORT SYSTEMS TO PERFORM AS WE EXPECT COULD IMPAIR OUR ABILITY TO RETAIN CUSTOMERS AND OBTAIN NEW CUSTOMERS, OR PROVIDE SERVICES, OR RESULT IN INCREASED CAPITAL EXPENDITURES. ANY OF THESE EVENTS COULD CAUSE US TO FAIL IN OUR BUSINESS.

Our operations support systems are an important factor in our success. Information systems used in daily operations will be used to perform sales and order entry, billing and accounts receivable functions, and service verification and payment functions. If any of these systems fail or do not perform as expected, it may adversely affect our ability to process orders and provide services, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which would adversely affect our revenues. In addition, system failure or performance issues could have an adverse impact on our ability to effectively audit and dispute invoicing and data provided by service providers. Furthermore, processing higher volumes of data or additionally automating system features could result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS OF OTHERS COULD PREVENT US FROM USING NECESSARY TECHNOLOGY. IF WE ARE UNABLE TO USE NECESSARY TECHNOLOGY, THIS COULD PREVENT US FROM PURSUING OUR BUSINESS, AND MAY CAUSE US TO CEASE OPERATIONS.

While we do not believe that there exists any technology patented by others, or other intellectual property owned by others, that is necessary for us to provide our services, there can be no assurances in this regard. If there is intellectual property that is owned by others for we which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

                  RISKS RELATED TO COMPETITION AND OUR INDUSTRY

IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE WOULD BE REQUIRED TO ELIMINATE CERTAIN ACTIVITIES THAT WOULD CAUSE OUR PROPOSED OPERATIONS TO BE REDUCED OR ELIMINATED.

         We may require substantial funds for various purposes, including continuing business development, expanding our services and marketing our existing services. We may need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of our services, which may materially adversely affect our continued operations.

OUR SERVICES MAY BECOME OBSOLETE DUE TO RAPID TECHNOLOGICAL CHANGE.

         The telephony market is subject to rapid technological change. Development by others of new or improved products, processes or technologies, or services, may make our services obsolete or less competitive. Accordingly, we must continue to improve our existing services and develop new services. Despite such investment, our current or proposed services may be unsuccessful.

MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE SUPERIOR RESOURCES, WHICH COULD PLACE US AT A COST AND PRICE DISADVANTAGE. THUS, WE MAY NEVER REALIZE REVENUES SUFFICIENT TO SUSTAIN OUR OPERATIONS AND, OUR BUSINESS MAY BE HARMED.

Many of our competitors and potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior sales and marketing capabilities, and significantly larger customer bases. As a result, some of our competitors and potential competitors can raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our competitors' and potential competitors' greater brand name recognition may require us to price our services at lower prices in order to obtain customers and business. Our competitors' and potential competitors' financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose. Thus, we may never realize revenues sufficient to sustain our operations and, our business may be harmed.

WE DEPEND ON THIRD PARTIES FOR MANY FUNCTIONS. IF THE SERVICES OF THOSE THIRD PARTIES BECOME UNAVAILABLE TO US, WE MAY NOT BE ABLE TO CONDUCT OUR BUSINESS. THUS, WE MAY NEVER REALIZE REVENUES SUFFICIENT TO SUSTAIN OUR OPERATIONS AND, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We depend and will continue to depend upon third parties to:

         o install and/or upgrade some of our systems and provide equipment and maintenance;
         o        provide telephony hardware and services.

We cannot provide any assurances that third parties will perform their contractual obligations or that they will not be subject to political or economic events which may have a material adverse effect on their ability to provide us with necessary services. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, we may not be able to conduct our business. Thus, we may never realize revenues sufficient to sustain our operations and, we may fail in our business, cease operations and you may lose your entire investment.

OUR STOCK DOES NOT TRADE AND THE MARKET PRICE OF OUR SECURITIES COULD FLUCTUATE SIGNIFICANTLY.

         Our common stock is not traded on any exchange at this time, but we will seek to have it listed to trade on the OTC Bulletin Board. Factors such as announcements by us of the financial results, the gain or loss of customers, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of our securities to fluctuate significantly.

WE DO NOT EXPECT TO PAY ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have not paid any cash dividends on our common shares and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business.

NONE OF THE PROCEEDS FROM THE SALE OF SHARES IN THIS OFFERING WILL BE PLACED IN ESCROW AND, THEREFORE, THERE ARE NO INVESTOR PROTECTIONS FOR THE RETURN OF SUBSCRIPTION FUNDS ONCE ACCEPTED.

         We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted and used by us. Once accepted, the funds will be deposited into an account maintained by us and considered general assets of the Company. None of the proceeds will be placed in any escrow, trust or other arrangement. Therefore, there are no investor protections for the return of subscription funds once accepted.

WE HAVE SOLE DISCRETION IN ALLOCATING THE PROCEEDS FROM THE OFFERING.

         All of the net proceeds of the offering, if any, have been allocated to general areas of expenditure, including salaries, marketing and working capital, but will be used for such purposes as management may determine in its sole discretion, without the need for stockholder approval with respect to any such allocations.

OUR BOARD OF DIRECTORS HAS THE RIGHT TO ISSUE ADDITIONAL SHARES OF COMMON STOCK THAT COULD DILUTE HOLDERS OF COMMON STOCK.

         Our board of directors has the inherent right, under applicable Wyoming law, to issue an unlimited number of additional common shares for whatever value the board deems adequate, and, upon such issuance, all holders of shares of common stock, regardless of when they are issued, rank equally in all aspects of that class of stock, regardless of when issued. Any of those actions will dilute the holders of common shares. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock as and when offered.

BECAUSE OUR SHARES MAY BE DEEMED "PENNY STOCKS," YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET, ASSUMING ANY MARKET DEVELOPS FOR THE SHARES.

         The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Securities

Exchange Act of 1934 require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Furthermore, monthly statements are required to be sent disclosing recent price information for the penny stocks.


                                 USE OF PROCEEDS

         Our net proceeds from the sale of the 30,000,000 shares of common stock being offered hereby at an offering price of $.10 per share are estimated to be $2,700,000, after deducting commissions (assuming we use the services of a licensed broker-dealer, which we currently have no intent of doing) and legal fees, which are $25,000. The net proceeds are intended to be used over the next 12 months as follows:

Application of Proceeds                                 Amount(6)     Percentage
-----------------------                                -----------    ----------
Salaries (1)........................................    2,700,000       33.33%
Sales and Marketing(2)..............................      240,000        22.22
Website  Development(3).............................       45,000         5.55
Blue Sky Fees and Expenses (including legal fees)(4)       15,000         5.55
Legal Fees for this Offering .......................       75,000        22.22
Working Capital(5)..................................    1,725,000        44.46
                                                       -----------      -------
     Total..........................................   $2,700,000       100.0%
                                                       ===========      =======
---------------
(1) These salaries will be paid to our four (4) officers and one (1) key employee.
(2) These funds will be used for the implementation of our sales and marketing efforts, both by mailings and through the internet, attendance at trade shows and production and dissemination of promotional materials.
(3) These funds will be used for the enhancement and upgrading of our website.
(4) The Company only plans to qualify its securities under the Blue Sky laws of Washington, Nevada and Wyoming.
(5) Working capital will be available for use as a reserve for contingencies. In the event cash generated from operations is insufficient to fund corporate overhead, working capital may be used to cover such deficiency.
(6) In the event we raise less than the maximum of $3,000,000 in this offering, all of these figures will be reduced on a pro rata basis, e.g., if we only raise $1,500,000, all of these figures will be reduced by 50%.

         The allocation of the net proceeds set forth above represents our best current estimates based upon our current operating plans and upon certain assumptions regarding the progress of the development of our proposed business, marketing efforts and changing competitive conditions, and assumptions regarding industry and general economic conditions and other conditions. If all of the shares are not sold in the offering, the priority of each application of proceeds noted above will be reduced proportionately. Future events, including problems, delays, expenses and complications frequently encountered by companies developing new services in the telephony industry, as well as changes in competitive conditions and the success or lack thereof in our marketing efforts, may make it necessary or advisable for us to reallocate the net proceeds among the above uses or use portions of the net proceeds for other purposes.

         Any reallocation of the net proceeds other than as provided above, will be at the sole discretion of our board of directors. We estimate that the net proceeds will be sufficient to fund our proposed business and operations for a period of 12 months from the closing of the offering. If our estimates prove incorrect, we will have to seek alternative sources of financing during such period, including debt and equity financing and the reduction of operating cost and projected growth plans. No assurance can be given that such financing could be obtained by us on favorable terms, if at all, and if we are unable to obtain needed financing, our business would be materially adversely affected. The timing and amount of expenditures of the net proceeds of this offering may vary depending upon the pace of our growth.

         Pending application, the net proceeds of the offering may, at the discretion of the board of directors, be invested in short-term, high-grade interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts or short-term interest bearing obligations.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a maximum of $1,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other recognized criteria of value. Among the factors considered in setting the offering price were:

*        our lack of operating history;

*        the proceeds needed to be raised by the offering;

* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders; the price at which we sold other shares; and

*        our relative cash requirements.


                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of August 31, 2004, the net tangible book value of our shares of common stock was $92,377 or approximately $.003 per share, based upon 33,780,000 shares outstanding.

Upon completion of this offering, in the event all 30,000,000 of the offered shares are sold, of which there can be no assurance, and our receipt of the $2,700,000 net proceeds therefrom, the net tangible book value of the 63,780,000 shares to be outstanding will be $992,377, or approximately $.044 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.041 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $.044, or $.056 per share.

Upon completion of this offering, in the event 75%, or 22,500,000 of the 30,000,000 offered shares are sold, of which there can be no assurance, and our receipt of the $2,025,000 net proceeds therefrom, the net tangible book value of the 56,280,000 shares to be outstanding will be $2,117,377, or approximately $.038 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.035 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $.038, or $.062 per share.

Upon completion of this offering, in the event 50%, or 15,000,000 of the offered shares are sold, of which there can be no assurance, and our receipt of the $1,350,000 net proceeds therefrom, the net tangible book value of the 48,780,000 shares to be outstanding will be $1,442,377, or approximately $.030 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.027 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $.03, or $.07 per share.

After completion of this offering, if all 30,000,000 offered shares are sold, of which there can be no assurance, you will own approximately 47% of the total number of shares then outstanding, for which you will have made a cash investment of $3,000,000, or $0.10 per share. Our existing stockholders will own approximately 53% of the total number of shares then outstanding, for which they have made contributions of cash and services, totaling $92,377, or approximately $.003 per share.

After completion of this offering, if 22,500,000 shares are sold, of which there can be no assurance, you will own approximately 40% of the total number of shares then outstanding for which you will have made a cash investment of $2,250,000, or $0.10 per share. Our existing stockholders will own approximately 60% of the total number of shares then outstanding, for which they have made contributions of cash and services totaling $92,377, or approximately $.003 per share.

After completion of this offering, if 15,000,000 shares are sold, of which there can be no assurance, you will own approximately 31% of the total number of shares then outstanding for which you have made a cash investment of $1,500,000, or $0.10 per share. Our existing stockholders will own approximately 69% of the total number of shares the outstanding for which they have made contributions of cash and services totaling $92,377, or approximately $.003 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:

Price per share                                                                   .0001

Net tangible book value per share before offering                                  .003

Net tangible book value per share after offering                                   .044

Increase to present stockholders in net tangible
  book value per share after offering                                              .041

Capital contributions                                                            92,377

Number of shares outstanding before the offering                             33,780,000

Number of shares after offering held by existing stockholders                33,780,000

Percentage of ownership after offering                                              53%


PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share                                                        $           0.10

Dilution to investors (per share)                                      $           .056

Capital contributions                                                  $      3,000,000

Number of shares after offering held by public investors                     30,000,000

Percentage of ownership after offering                                              47%


EXISTING STOCKHOLDERS IF 75% OF THE SHARES ARE SOLD:

Price per share                                                                   .0001

Net tangible book value per share before offering                                  .003

Net tangible book value per share after offering                                   .038

Increase to present stockholders in net tangible book value
  per share after offering                                                         .035

Capital contributions                                                            92,377

Number of shares outstanding before the offering                             33,780,000

Number of shares after offering held by existing stockholder                 33,780,000

Percentage of ownership after offering                                              60%


                                          17

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF THE SHARES SOLD:

Price per share                                                        $           0.10

Dilution per share                                                     $           .062

Capital contributions                                                  $      2,250,000

Number of shares after offering held by public investors                     22,500,000

Percentage of ownership after offering                                              40%


EXISTING STOCKHOLDERS IF 50% OF THE SHARES SOLD:

Price per share                                                                   .0001

Net tangible book value per share before offering                                  .003

Net tangible book value per share after offering                                    .03

Increase to present stockholders in net tangible book value
  per share after offering                                                         .027

Capital contributions                                                            92,377

Number of shares outstanding before the offering                             33,780,000

Number of shares after offering held by existing stockholders                33,780,000

Percentage of ownership after offering                                              69%


PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF THE SHARES SOLD:

Price per share                                                        $           0.10

Dilution per share                                                     $            .07

Capital contributions                                                  $      1,500,000

Number of shares after offering held by public investors                     15,000,000

Percentage of ownership after offering                                              31%

                                 DIVIDEND POLICY

         We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant.


                                 CAPITALIZATION

         The following table sets forth our capitalization on an actual basis as of August 31, 2004.

                                                               For the period
                                                              January 13, 2004
                                                             (inception) through
                                                               August 31, 2004
                                                             -------------------

Statement of Operations Data:
-----------------------------

Net Sales .............................................          $       0
Operating expenses ....................................            (88,823)
Other income (expense) ................................                  0
(Net loss) ............................................            (88,823)


Balance Sheet Data:
-------------------

Current assets ........................................             97,698
Current liabilities ...................................             10,000
Working capital .......................................             97,698
Total assets ..........................................            102,377
Accumulated deficit ...................................            (88,823)
Stockholder's equity ..................................             92,377


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of December 31, 2004, there were approximately 72 holders of record of our common stock.

                             SELECTED FINANCIAL DATA

         The following table sets forth our selected financial data for the Period from inception through August 31, 2004. The selected financial data as of and for the period ended August 31, 2004, are derived from our financial statements which have been audited by Mark Bailey & Co, Inc. The following financial information should be read in conjunction with the Financial Statements, and related notes thereto.

                                                               For the period
                                                              January 13, 2004
                                                             (inception) through
                                                               August 31, 2004
                                                             -------------------

Statement of Operations Data:
-----------------------------

Net Sales .............................................          $       0
Operating expenses ....................................            (88,823)
Other income (expense) ................................                  0
(Net loss) ............................................            (88,823)


Balance Sheet Data:
-------------------

Current assets ........................................             97,698
Current liabilities ...................................             10,000
Working capital .......................................             97,698
Total assets ..........................................            102,377
Accumulated deficit ...................................            (88,823)
Stockholder's equity ..................................             92,377


                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

         This report contains forward-looking statements and information relating to us that is based on beliefs of management as well as assumptions made by, and information currently available to management. These statements may be identified by the use of terminology such as "BELIEVES," "PLANS", "EXPECTS," "MAY," "SHOULD" or "ANTICIPATES", or expressing this terminology negatively or similar expressions or by discussions of strategy. These statements reflect our current view respecting future events and are subject to risks, uncertainties and assumptions, including the risks and uncertainties noted throughout the document. Although we have attempted to identify important factors that could cause the actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as anticipated, believed, projected, expected or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, projected, estimated, expected or intended.

PLAN OF OPERATIONS

We are a development stage company with limited operations or revenues. We are unable to satisfy cash requirements without management's financial support or other funding. Our management has made contributions of services to our business. The Company has raised the total of $178,000 [????] through Private Placements. We anticipate, but have no assurance, that, if sufficient cash is not received from this offering, we may need to meet our cash requirements for the foreseeable future through the financial support of our management. Management's capital contributions may be accomplished through interest-bearing promissory notes between our company and management. We have not determined the amount of funds that will be necessary for management to contribute at this time. Nor is there any assurance our management will have funds available to loan us as and when we require funds. In this event, we will be required to seek loans and/or equity funding from third parties, and there is no assurance we will be able to do so.

We intend to use the Company's website as a marketing and sales tool. It is intended to outline the features and the benefits of our telephony services, as well as acting as an information resource. The information contained on our website is intended to allow potential consumers to become familiar with our telephony services.

We anticipate that some orders for our services will occur through our website and payment for the services will be by online credit card or cybercash systems. We can take orders online through our order form and are currently developing the ability to process online orders.

We may require additional funds to further develop our proposed business. In the event we need to raise additional funds, we have not yet determined how, where or when we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development, if, as and when required, or on terms favorable to the Company. If adequate funds are not available to us, we believe that our business development will be adversely affected.

At the end of the seven-month period ended August 31, 2004, the Company had cash available in the amount of $ 97,698, $0 in revenues and $0 in accounts receivables. Our cash will be used to fund operations until approximately end of October 2005. During the period prior to October 2005, the Company may need to seek additional funding in the form of equity or debt. For the period, we had a net loss of ($88,823).

Our future capital requirements will also depend on one or more of the following factors:
         - market acceptance of our services;
         - competing services and market developments; and
         - the costs of commercializing our services.

There can be no assurance that funding will be available on favorable terms to permit successful commercialization of our proposed telephony services or that we will be successful in our business operations.

In addition, we have no further credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms, if at all. If capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our website. There can be no assurance that the funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in dilution to our shareholders.

Until such time as our telephony services are more fully developed, we do not expect to have any significant revenues from our operations. We anticipate that if our services are subscribed to by consumers, of which there can be no assurance, we will generate revenues from our services. There is no assurance that we will be successful in the marketing our services. We have no other proposed sources of revenue. Therefore, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.


Critical Accounting Policies

         Revenue Recognition. We recognize revenue in compliance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements (SAB 101), as revised by Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104). SAB 101 and SAB 104 detail four criteria that must exist before revenue is recognized:

         1. Persuasive evidence of an arrangement exits. Prior to shipment of product, we require a signed purchase order and, depending upon the customer, a down payment toward the final invoiced price or full payment in advance with certain international product distributors.

         2. Delivery and performance have occurred. Unless the purchase order requires specific installation or customer acceptance, we recognize revenue when the product ships. If the purchase order requires specific installation or customer acceptance, we recognize revenue when such installation or acceptance has occurred. Title to the product passes to the customer upon shipment. This revenue recognition policy does not differ among the various different product lines. We guarantee the functionality of its product. If our product does not function as marketed when received by the customer, we either make the necessary repairs on site or have the product shipped to us for the repair work. Once the product has been repaired and retested for functionality, it is re-shipped to the customer. We provide warranties that generally extend for one year from the date of sale. Such warranties cover the necessary parts and labor to repair the product as well as any shipping costs that may be required. We maintain a reserve for estimated warranty costs based on its historical experience and management's current expectations.

         3. The sales price is fixed or determinable. The purchase order received from the customer includes the agreed-upon sales price. We do not accept customer orders, and therefore do not recognize revenue, until the sales price is fixed.

         4. Collectibility is reasonably assured. With limited exceptions, we require down payments on product prior to shipment. In some cases, we require payment in full prior to shipment. We also perform credit checks on new customers and ongoing credit checks on existing customers. We maintain an allowance for doubtful accounts receivable based on historical experience and management's current expectations.

         Recoverability of Goodwill and Other Intangible Assets. Our intangible assets consist of goodwill, product and technology rights, engineering and design costs, and patent costs. Intangibles with a determined life are amortized on a straight-line basis over their determined useful life and are also evaluated for potential impairment if events or circumstances indicate that the carrying amount may not be recoverable. Intangibles with an indefinite life, such as goodwill, are not amortized but are tested for impairment on an annual basis or when events and circumstances indicate that the asset may be impaired. Impairment tests include comparing the fair value of a reporting unit with its carrying net book value, including goodwill. To date, our determination of the fair value of the reporting unit has been based on the estimated future cash flows of that reporting unit.

         Allowance for Doubtful Accounts. We record an allowance for doubtful accounts to offset estimated uncollectible accounts receivable. Bad debt expense associated with the increases in the allowance for doubtful accounts is recorded as part of general and administrative expense. Our accounting policy generally is to record an allowance for receivables over 90 days past due unless there is significant evidence to support that the receivable is collectible.

General

         The following Management's Plan of Operations, contains forward-looking statements, which involve risks and uncertainty. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors discussed in this section. Our fiscal year is from January 1 through December 31.

Impact of New Accounting Pronouncements

         In November 2003, the EITF reached a consensus on Issue No.00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for certain arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF Issue No. 00-21 is not anticipated to have a material impact on our operating results or financial condition.

         In December 2003, the FASB issued Interpretation No. 46 ("FIN 46R") (revised December 2003), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity though means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 (FIN
46), which was issued in January 2003. Before concluding that it is appropriate to apply ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). As of the effective date of FIN 46R, an enterprise must evaluate its involvement with all entities or legal structures created before February 1, 2003, to determine whether consolidation requirements of FIN 46R apply to those entities. There is no grandfathering of existing entities. Public companies must apply either FIN 46 or FIN 46R immediately to entities created after January 31, 2003 and no later than the end of the first reporting period that ends after March 15, 2005. The adoption of FIN 46 is not anticipated to have any effect on our consolidated financial position, results of operations or cash flows.

         In April 2003, FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133, Accounting for Derivatives and Hedging Activities. SFAS 149 is generally effective for derivative instruments, including derivative instruments embedded in certain contracts, entered into or modified after August 31, 2003. The adoption of SFAS 149 is not expected to have a material impact on our operating results or financial condition.

         In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On November 7, 2003, FASB Staff Position 150-3 was issued, which indefinitely deferred the effective date of SFAS 150 for certain mandatory redeemable non- controlling interests. As we do not have any of these financial instruments, the adoption of SFAS 150 will not have any impact on our financial statements.

         In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 is not expected to have a material effect on our results of operations or financial position.

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin selling our services to our target market. We believe our services will be sufficiently developed to generate revenues 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even assuming we raise the maximum amount of money in this offering, of which there can be no assurance, we do not know how long the money will last; however, we anticipate it will last twelve (12) months. The proceeds from this offering, up to the maximum amount, will be used for salaries, marketing and advertising; attending trade shows; and working capital. If we raise the maximum amount, we will seek to enhance the quality of services. We will not seek to expand our operations, as described, until we raise money from this offering.


PLAN OF OPERATION

Assuming we raise the maximum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our specific goal is to profitably sell our services to consumers. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to expand our operations. We believe this could take up to 90 days from the date the Securities and Exchange Commission declares our offering effective. We will continue operations while we await SEC clearance and receipt of proceeds. We intend to concentrate significant efforts on raising as much capital as we can during this period.

2. After completing the offering, we will immediately begin to market our services and more fully develop our business. We intend to hire one IT employee. Our officers and directors will handle our administrative duties. A breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

         We anticipate the development of our proposed program will occur in four phases, each phase building on the previous phase. A detailed description of these four phases -- development of the resale program, development of the wireless Internet network, expansion of the wireless Internet program, and the ultimate development of the complete proposed telephony network - is set forth below.

         PHASE 1:  RESALE DEVELOPMENT
         Currently, ILECs control most lines from homes and businesses to the public switched telephone network ("PSTN"), which sends the telephone call from its originating point to its terminating telephone. CLECs, such as AT&T and MCI, lease these existing circuits on a wholesale basis at a 15- to 40-percent discount off the ILEC's retail rates. CLECs, on the other hand, can set up switching equipment to tie directly into the long distance carriers and other switches (these switch-based CLECs are known as "facilities-based" providers); however the ILEC still controls the lines to homes and businesses. These local lines are known as "the last mile." Since it is not financially feasible for CLECs to attempt to install wire from their switches to each home and business, the ILECs are expected to continue tocontrol "the last mile."

         During PHASE 1, in building the customer base, we expect to utilize the ILEC wholesale program. On September 16, 2004, entered into a nationwide wholesale cellular agreement with Sprint and will offer cellular services as both a single product and as part of a bundled product, along with local and long distance services.

         Through wholesale agreements which we have negotiated, we plan to offer long distance service to our anticipated end users both in a per-minute rate or "bundled" packages, which offer a fixed number of long distance minutes and local telephone service in a "bundle" for a fixed price. We have negotiated a wholesale cellular agreement with a major nationwide cellular provider. Upon completion of training in cellular phone programming, phone activation, and customer service application, we will be able to commence the marketing of cellular service under our brand name.

         We plan to initially offer local telephone service that will be purchased on a resale and unbundled network element platform (UNE-P) basis from ILECs and offered on a discounted basis over the ILEC's tariffed retail rates to end users. Whether the end user wants the numerous add-on services, such as CALLER ID, CALL FORWARDING, 3-WAY CALLING, or the myriad of other features offered, will determine whether we set the customer up on UNE-P or resale services.

         PHASE 2:  DEVELOPMENT OF WIRELESS INTERNET
         We intend to commence, during 2005, installing wireless Internet in specific markets, largely those areas where a minimum of 2,000 resale customers have been attained, as funds become available and as acquisitions are completed. We have entered into an agreement with Sprint granting us the right to serve as a nationwide Internet Service Provider ("ISP"). This will allow us to bring the Internet backbone to its base sites, where it will be converted to a wireless signal that will be transmitted from an antenna site to cover specific geographical areas.

         PHASE 3:  EXPANSION OF WIRELESS NETWORK
         In planning the development of the wireless Internet networks through existing wireless (820.11B AND 801.16) technology, we have located and secured, at no cost, a new wireless Internet interface unit that eliminates all need for external antennas and cabling at a user's home or business. This device connects to the user's computer from a wall plug electrical power supply and, once connected, much like a PLUG AND PLAY device, automatically configures the user's computer to our proposed wireless network. This eliminates the need for installation technicians and telephone assistance technicians for user setup.

         Because the interface device includes an array of loop antennas, it will pick up the network signaling from anywhere within the network, including any other computers, within a 2.5-mile radius. This allows expansion of a wireless network without the need for expensive repeater antennas. A built-in firewall on the device prohibits other users from accessing the network or the end user's computer.

         PHASE 4:  DEVELOPMENT OF CAN TELEPHONY NETWORK
         We intend, during 2005, to set up switches in select communities with a population of 25,000 or less. We have not yet researched or identified these communities. These switches are expected to be capable of transmitting voice, video, and data services through the wireless Internet network. The signaling will be sent out on the network for high-speed Internet, cable television, streaming video (e.g., PAYPERVIEW), and local and long distance telephone calling. We expect to use VOICE OVER INTERNET (VOIP), and hardwire termination is expected to be used for sending long distance calls out to their termination points. By use of the wireless Internet network, use of the "last mile" controlled by the ILECs is eliminated, thus reducing the cost of providing local telephone service, high-speed Internet, and cable television by up to 40 percent off the current wholesale offerings by the ILECs.

These services are expected to be offered upon completion of the wireless Internet network and installation of voice, video, and data switches in specific markets. We do not know when this may occur.

If we are unable to attract clients to use our services, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

NO OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our proposed business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON APRIL 5, 2004 TO AUGUST 31, 2004

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this Registration Statement. We have prepared an internal business plan. Our loss since inception is ($88,823). We have not yet started our business operations and have no customers for our services.

Since inception, we sold:

         (a) 32,000,000 shares of restricted Common Stock to our three (30 founders, officers and directors for $3,200 in consulting services, valued at $.0001 per share; and

         (b) 1,780,000 shares of restricted Common Stock to 69 private investors for $178,000 in cash, or $.10 per share.


LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers and negotiate strategic alliances or if we are unable to attract enough clients to utilize our telephony services, we may quickly use up the proceeds from the money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last 12 months. Other than as described in this paragraph, we have no other financing plans.

As of August 31, 2004, we have not generated any revenues from our business operations.

We issued 33,780,000 shares of common stock through a Section 4(2) during the period January to August 2004. This was accounted for as a sale of common stock.

As of August 31, 2004, our total assets were $102,377 and our total liabilities were $10,000, comprised of Common Stock Subscribed and $0 in unearned revenues. As of August 31, 2004, we had cash of $97,698.


                                    BUSINESS

COMPANY OVERVIEW.

We were incorporated in the State of Wyoming on January 13, 2004, for the purpose of engaging in any lawful activity. The Company's principal address is 111 S. Mulberry St., Suite 201, Elizabethtown, KY 42701, telephone: (270) 769-0070. C A NETWORKS, INC. has been in the developmental stage since inception and has nominal operating history and revenues.

We are in a startup mode. In July 2001, Russ Preston began discussions with NetWorksCity, a wireless Internet company in Kentucky that has state approval to operate as a local telephone company. Based on these discussions, on May 1, 2004, the Company entered into a written agreement to utilize NetWorksCity's state Competitive Local Exchange Carrier ("CLEC") licenses at a cost of $1, giving us the ability to provide local and long distance telephone services and wireless Internet service in Kentucky, upon completion of contracts with the major local and long distance companies for purchase of wholesale services from them. On September 16, 2004, we entered into a contract with Kentucky ALLTEL, Inc., a local and long distance company, to purchase at wholesale and re-sell local and long distance services, and we anticipate we will be able to commence operations in first quarter 2005. On November 29, 2004, we entered into a contract with BELLSOUTH, a local and long distance company, to purchase at wholesale and re-sell local and long distance services, and we anticipate we will be able to commence operations in first quarter 2005.

We are seeking investment of up to a maximum of $1,000,000 in this offering to be used to begin operations as a provider of local telephone service, long distance telephone service, and cellular service. in Kentucky. While we have leased office space in Hardin County, Kentucky, and have completed wholesale and private-label agreements with both ILECs and long distance providers, we are required to put down deposits with the providers before we can actually activate any customers. The amount of the current deposits required, based on current agreements are: Kentucky ALLTEL, Inc., -$7,500.00, Sprint -$5,000.00, and BellSouth -$10,000.00; and CONSUMER CELLULAR- $15,000. The required deposits.for ALLTEL, sprint and consumer cellular have been paid.

It is anticipated that the necessary capital to begin operations in Kentucky will be raised in this offering. If we obtain the financing sought in this offering, we expect we will be able to begin adding customers by the second quarter of 2005 for local, long distance, and cellular services, with the addition of wireless Internet within 60 days of the startup of those services. We have already filed and received approval from all state and federal authorities to provide services and have filed all tariffs required of a local and long distance telephone company. Since the existing management personnel have the experience in filing all state and federal documentation required, the company does not anticipate it will require attorney services or expenses for regulatory filing needs.

The contracts we have signed with BellSouth and ALLTEL give us local telephone service operating capability in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, and South Carolina as soon as we have each state's approval to operate. The long distance contract negotiated with SPRINT gives us the ability to sell long distance telephone service and dedicated and dial-up Internet service in all 48 continental states. The wholesale, private-label cellular contracts give us the ability to provide cellular service in all 48 states.

Once the deposits have been posted with each of these providers, we expect we will be able to start selling services and activating customers for local and long distance telephone service and cellular service within 30 days. We then expect to start adding wireless Internet operations to the package, in furtherance of our planned Phases 1 and 2, as discussed in our Plan of Operation, as discussed above.

Within 60 days of the first activated customers, we expect to start receiving revenues from our billing of the customers, and within six months, we anticipate we will be able to pay all overhead from the net revenues from those billings.


PRINCIPAL PRODUCTS AND SERVICES

SERVICES

We are a startup company that plans to bring various telephony and telecommunications services to homes and business through wireless Internet networks.

TELEPHONY, the technology associated with the electronic transmission of voice, video, or data between distant parties using systems historically associated with telephone line service, has undergone significant changes since the day Alexander Graham Bell transmitted his now famous words, "Mr. Watson, come here . .. ." in 1876.

We plan for end users to be able to access local and long distance telephone service, high-speed Internet, cable television, and streaming video (e.g., PAY PER VIEW) through these proposed networks at a savings of approximately 25 to 40 percent less than current prices charged by current providers of these services. Use of the wireless network is intended to bypass the use of existing wired services, which is expected to reduce the costs of providing these services by approximately 50 percent and increasing operating profit margins by approximately 100 percent. Charges to the customer for all these services are expected be on one bill, with only one source of contact for questions or problems. The company also intends to offer full-service nationwide cellular telephone service.

Our management personnel, Russ Preston, President, and Janice Gordon, Chief Operations Officer, bring over 46 combined years of telecommunications management experience to the company. Their experience, which includes involvement in startup companies, encompasses a full spectrum of the industry, including local and long distance telephone, cable television, Internet, cellular, and international calling services.

Because of the combined experience of the senior managers, we anticipate we will begin actual operation and sales within three to five months after we receive funding from this offering, rather than the normal 12 to 18 months generally required by other telecommunications companies, and for what we anticipate will be approximately 25 percent of the expense normally required.

Since the advent of retail Internet service in the early 1990s, and the passage of the TELECOMMUNICATIONS ACT OF 1996, which deregulated the monopolistic nature of local telephone and provided for the creation and operation of competitive local telephone companies ("CLECs"), more than 3,000 local telephone companies have been approved for operation by the various state Public Utility Commissions in the U.S. However, incumbent local exchange carriers (ILECs) -- the four major ILECs being SBC, VERIZON, BELLSOUTH, and QWEST, all former BELL TELEPHONE operating companies -- still effectively control the local telephone exchange market, in that all CLECs and ISPs must still purchase local telephone access and termination services from the ILECs, unless another means of transport of voice and data services to homes and businesses in any given area is developed that will bypass the local telephone lines installed and owned by the ILECs.

While offering more advanced services, such as CALLER ID, CALL WAITING WITH CALLER ID, and DSL services to some areas, the ILECs basically are still operating the same as they have for the past 100 years. While ILECs now have started offering "bundled" local, long distance, and Internet services, customers still have to deal with a separate entity to obtain cellular service and yet another company for cable television services. While cable television companies now offer high-speed Internet access and we believe plan to offer local telephone service in the future, they have the unfortunate reputation of poor-quality service and escalating prices, so they don't seem to offer any real competition. Further, the Internet services offered by the ILECs and cable television companies often experience an average of four days per month of outages, and the speed of cable Internet access frequently slows down considerably during peak usage hours.

The recent regulation changes have caused tremendous competition and lower pricing in the TIER 1 markets (major metropolitan areas with a population over one million), TIER 2 markets (areas with a population of 500,000 to one million), and TIER 3 markets (areas with a population of 100,000 to 500,000); however, the major companies have bypassed smaller cities and towns and rural areas due to (1) the smaller numbers of marketable users and (2) the costs attached to serving them. It is these smaller markets, where there we believe there is little or no competition and where the need for affordable and up-to-date services is greatest, that we plan to target with our proposed marketing efforts.

The telecommunications needs of the smaller communities and rural areas still are met largely by the ILECs -- at what we perceive is a higher price to the end user for telephone and Internet services. Customers in smaller cities and towns and rural areas often don't have access to high-speed Internet or DSL because the ILECs haven't equipped their switches in these areas for that service. As a result, competitors, because of their reliance on the ILEC's lines and equipment, usually do not or cannot offer these services. Customers in these smaller areas are often limited to high telephone calling costs and dial-up Internet service, if they have any Internet access at all.

Initially, we plan to purchase and resell wholesale local and long distance telephone services from the ILECs and long distance carriers to develop footholds in these smaller markets, while developing high-speed wireless Internet service and cellular telephone access. Assuming the company has developed a solid customer base by offering local and long distance telephone service, high-speed Internet service, and cellular service, we intend to lease and install switches capable of sending voice, video, and data over the wireless service. We intend to introduce wireless television at a later date using the wireless Internet services we plan to have in place.

We then intend to provide all telecommunications services over one network, from one company, with one bill and one point of contact for all services. We anticipate the users will have options for packaged services or buying them separately, or in whichever configuration they may desire or require.

Apartment complexes and tract housing units (i.e., MULTIPLE-DWELLING UNITS) are areas that we believe offer tremendous opportunity for us to provide the full array of telecommunications services. We have hired an experienced person to market our services to builders, developers, and owners of apartment complexes and housing tracts. We intend to offer to provide and install all cabling required for telephone, Internet, and television services at no charge to the owners and builders in exchange for long-term, exclusive agreements to provide all the services to the renters and buyers. We intend to pay a monthly commission to the owners or associations on all services for the length of our contract with the renters and buyers. We intend to install voice, video and data switches in all housing complexes with over 200 units and intend to provide services to all units through the cabling installed. We intend to use Wireless Internet signaling as a backup. We anticipate using resale and wireless switching from centralized locations for properties with fewer than 200 units.


WEBSITE

Currently, our website is being developed and, when completed, will be available at www.canetinc.net. We anticipate our website will allow us to better transact the sale of our services, promote our services in an attractive fashion, and communicate with our clients on-line.

Our website is intended be a simple, well-designed site that is in keeping with the latest trends in user interface design. We believe that a site that is too flashy or tries to use too much of the latest Shockwave or Flash technology can be overdone and cause potential clients to look elsewhere. We believe that, to the prospective clients we intend to target, time is valuable and a website that takes too long to load or is difficult to navigate may not appeal to them.

We believe the lack of financial security on the Internet has been hindering economic activity. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption.

There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. We are now considering risks, such as the loss of data or loss of service on the Internet from technical failure or criminal acts, in developing our future system specifications and in designing the security precautions in our website. There is no assurance that such security precautions will be successful.

The Internet is a worldwide medium of interconnected electronic and/or computer network. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.


MARKETING STRATEGY

Other methods of marketing that we plan to use include:

* Email mailings - regular e-mailings to potential customers with updated company information and special offers

*        Direct mail - brochures and newsletters

* Informal marketing/Networking - activities such as joining organizations or attending tradeshows and conferences.

Customer-based marketing is expected to include:

* Emphasizing repeat sales to clients who have used our telephony services;

* Exploring additional sales tactics to increase the total revenue per client through the sale of additional services;

*        Additional sales facilitated by links to our website; and

*        Strategic partnerships, such as cooperative advertising.

ANTICIPATED REVENUE

Initially, we anticipate that we will be able to generate revenue from three sources:

         1. Local and long distance telephone service.

         2. Cellular service.

         3. High-speed Internet.

We intend to develop and maintain a database of all our clients so that we can anticipate various service needs and seek to continuously build and expand our services.

There are more than 300 state Public Service Commission-approved local service and long distance service providers in each of the 48 Continental states. Ninety percent (90%) of these companies are approved and not operating and five percent (5%) are small companies with fewer than 10,000 customers and are operating at a loss.

As a startup telecommunications company, we will seek to negotiate with and acquire these types of existing operating companies to produce revenue more quickly. Such acquisitions are expected to accelerate the required to file for state approval, which normally takes four to six months and cost upwards of $100,000. The anticipated acquisitions are expected to be based on the area(s) of expertise of the target company, cost of acquisition, marketing potential, ratio of income to bad debt, and the size of the existing customer base. In some cases, we may attempt to acquire companies that are approved for local and long distance services, but which are not operating.

In the event we acquire operating companies, we expect to keep the acquired company's existing management personnel and employees in place and will attempt to assign our own company management personnel to oversee integration of the acquired company into our company, as well as add our own proposed products and services to those offered by the acquired company. Retention of existing personnel is expected to provide an orderly transition of operations and keep local people involved in the local market. The retention of the acquired company's personnel is expected to improve the marketing capability of these companies, and revenues could be generated faster than by our company setting up local operations as a startup company.

Properly utilizing acquisitions, expanding the wireless telephony network, and maintaining the pace of technological change are expected to allow us to increase our value faster than other startup telecommunications companies to the point where the company produces a viable acquisition for larger companies at 20 to 30 times its monthly billed revenue. The company's revenue predictions of approximately $2 million per month by the end of our third year are based on proposed acquisitions of three to five companies with a total of about 10,000 existing customers. There is no assurance we will be able to acquire any company. Seventy percent of the projected revenue is expected to come from our own anticipated network and marketing efforts. Additional acquisitions are expected to help increase monthly revenues only if the acquired company has the ability to provide expertise and products to our company.

In the next 5 years, the company plans to expand into markets in the Sunbelt states from coast to coast, initially providing local and long distance telephone service, cellular service, and dedicated and dial-up Internet service. We expect to do this by (1) purchasing these services from the major service providers in each area on a wholesale, private-label basis, and reselling those services, and (2) through anticipated acquisitions of approved licensed operators and/or applying for and obtaining new licenses in states where we will seek to operate. Through anticipated growth of customer bases and anticipated purchase of new and existing technology, we plan to expand to become a facilities-based provider for services, including television and streaming video, through a wireless network in smaller towns and rural areas in selected states. There is no assurance we will be able to realize these goals. We have taken no steps in furtherance of these goals and have resources at this time to do so.

MARKETING AND SALES

We also plan to market our services through e-mail advertising, direct mail and direct sales of our services. We have not conducted any market testing to determine the nature, extent or characteristics of the market for our services. And we have not yet commenced our marketing activities. We intend to commence marketing activities within the next 12 months, and intend to spend $12,500 per month on marketing for a period of 12 months.

While we expect we will begin sales and marketing within the next three to five months, we anticipate our fastest and least expensive means of growth could be through the acquisition of existing small local telephone companies and internet service providers ("ISPs") with existing customer bases. The company is currently considering several of these types of businesses that could bring a total base of 4,000 to 10,000 existing customers and we will seek to commence serious negotiations for merger/acquisition candidates within the next 120 days. However, at this time, we have not identified any specific candidates, nor have we contacted any potential candidates, nor have we had any contacts or discussions with any potential candidates.


NEW PRODUCTS OR SERVICES.

We initially intend to offer local and long distance telephone services, cellular service, and wireless Internet in Kentucky, where the company we currently have state approval to sell and provide our proposed services. At the same time, long distance and cellular services will be offered in all 48 Continental states.

As the company receives state authority to operate as a local telephone company in additional states, through acquisition of existing licensed operating companies and filing applications, where necessary, we anticipate that all products proposed to be sold in Kentucky will be offered in those additional states. By the end of the third year of operations, we expect to have one or more facilities-based switches on line, sending local and long distance telephone service, high-speed Internet, television and streaming video through a wireless Internet network, as well as cellular as an add-on service.

Other than the services described in this registration statement, we currently have no new products or services planned, announced or planned to be announced to the public.

COMPETITIVE BUSINESS CONDITIONS

We will face competition from all segments of the telephony business and industry. We will compete with telephony companies that have superior experience and/or services which they now, or may, in the future, offer to their potential or existing customers. Many of these companies have other sources of revenues and possess resources far greater than ours, and we currently must rely only on our current capital, funds raised in this offering, and the anticipated revenues from services to compete. In addition, these companies may have better marketing and distribution channels. There can be no assurance we will be able to compete effectively in this highly competitive industry, which could have a material adverse impact upon market acceptance and the anticipated success of our business.

The main, existing and potential competitors for our telephony services include BellSouth, Kentucky ALLTEL, and a wide variety of cellular phone service companies.


OUR COMPETITIVE POSITION

The company is currently in a startup position. The Board of Directors is in place and the President and other senior management have agreed to operate under a contractual consultant basis to form the company and begin operations until such time as an initial public offering has been completed and the funds raised to begin contractual agreements as employees of the company.

We have set up our corporate offices in Elizabethtown, Kentucky, a city with a population base of 25,000, with an additional 75,000 people in the surrounding areas. Russ Preston, President, and Jerry Jerald L. Woods, Chief Information Officer, have relocated there from California and Colorado, respectively. This site was selected because we believe it is a good geographic site to set up wireless Internet without needing several "high-point" locations for antennas. The area also currently has limited competition for our proposed services. We plan to use Elizabethtown as a test, or "model city" for installing and testing the switching to send voice, video, and data through the wireless Internet.

We subjectively believe that, by operating in areas with a population base of 25,000 or less, competition may limited and labor and retail or commercial site leases could be less expensive, thereby keeping our operating costs lower than they would likely be in larger population centers. Labor in Elizabethtown is normally in the minimum wage range and retail and commercial site rentals are less than $1 per square foot.

We have arranged for leasing an approved CLEC license, valid in the State of Kentucky, from NetWorksCity, an unrelated third party, at a cost of $1.00. Contracts for the operation of the CLEC are expected to begin January 2005, based on completion of wholesale interconnect agreement with BELLSOUTH for local telephone services. We have already entered into a contract with ALLTEL for wholesale interconnect services. We have filed required tariffs applications with the Kentucky Public Services Commission, and finalization of wholesale contracts with QWEST, MCI, and US-LEC are expected in second quarter 2005. We expect to start providing services to customers by mid-February 2005.

The company currently sponsors a local youth football team and we intend to offer sign-ups for our service at the football games and we plan on donating five percent of the total billing from those customers back to the youth program. It is expected that more than 300 customers will be gained through this proposed marketing program. The same offer will be made to other sports teams and schools in the county. We plan to set up a similar program for a 1,400-member church, with five percent of the collected revenue each month going to the church. We plan to offer this "Affinity" program to other non-profit organizations in Kentucky.

We plan to offer discounted local and long distance telephone service in the local Elizabethtown, KY area.

We have filed a D/B/A for THE TELEPHONY COMPANY in Kentucky and expect to use this name in our marketing efforts.

We expect our operations will depend on a number of third parties over which we will have limited or no control. Specifically, we do not own an Internet gateway, but instead, we rely on a third-party, independent and unrelated Internet Service Provider to host our website. We may experience interruptions in our website connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access may have an adverse effect upon consumer perception of our ability to provide information and/or services in a timely and efficient manner.

A party who is able to circumvent our security measures could misappropriate proprietary information and/or access our customers' personal information and data. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third-party contractors whom we may use involve the storage and transmission of proprietary information, such as a customer's telephony-related information and data and credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.


SOURCES AND AVAILABILITY OF RAW MATERIALS

We do not require any raw materials for our business.


CUSTOMER BASE

As of the date of this registration statement, we have no customers. We are assuming that, if we are able to establish a broad customer base in the future, we will not have to depend on one or a few major customers for our revenues. There can be no assurance that this assumption is correct.


INTELLECTUAL PROPERTY

We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interests, except for the web domain name: WWW.CANETINC.COM, which is currently under development.

GOVERNMENTAL REGULATION ISSUES

We are not now affected by direct government regulation. Based on our research, we do not believe the services we offer require approval from the FCC. However, we are affected by laws, rules and regulations directly applicable to access to or commerce on the Internet generally. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Wyoming. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our telephony services.

RESEARCH AND DEVELOPMENT

To date, we have not undergone any research and development, except that required to establish our proposed business.

ENVIRONMENTAL LAW COMPLIANCE

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES.

Our only employees at the present time are our officers and directors, who will devote as much time as they determine is necessary to carry out the business of the Company, and one key employee.

REPORTS TO SECURITY HOLDERS.

After the effective date of this registration statement, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of the material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

DESCRIPTION OF PROPERTY

We do not own any real property at this time, and we conduct our business from a small office space located at 111 S. Mulberry St., Suite 201, Elizabethtown, KY 42701, telephone: (270) 769-0070, leased from an unrelated third party. The monthly rent for the office space is $750.00, which is a competitive rate for similar space in the area.

The Company believes that existing office facilities are adequate for its needs through October 2005. Should the Company require additional space at that time, or prior thereto, the Company will attempt to secure space on commercially reasonable terms and without undue operational disruption.


                                   MANAGEMENT

(a) Directors and Executive Officers

         As of December 31, 2004, our executive officers and directors, their ages and their positions are set forth below:

     Name                         Age     Position
     ----                         ---     --------

     Russell E. Preston           57      President and Director

     Henri R. Hornby              48      Secretary, Treasurer, C.F.O. and
                                          Director

     Jerald L. Woods              56      Vice President and Director

     Janice Gordon                50      Chief Operations Officer

RUSSELL E. PRESTON has been the President, C.E.O. and Director of the company since inception. From 1978 to 1982, he was employed as a real estate agent, and from 1995 to present has been employed by MCI as a credit manager, and then sales manager. From 1982 through 1989, he was employed by CallAmerica and ComSystems in the domestic long distance reseller business. From 1989 through 1999, he was a co-founder of Cyberlink, a resale and voice mail company, where he developed private-line international circuits from Washington, D.C., Dallas and California into Europe, Latin America and Southeast Asia. From 1999 through 2003, he developed Competitive Local Exchange Carrier (CLEC) operations for Competitive Communications, Inc., a private company, in Riverside, CA. As part of his duties, he negotiated resale and UNE-P contracts with SBC, Verizon, BellSouth and Quest, as well as contracts for the bundled sale of local and long distance telephone services, high speed internet services, cellular services and business telephone systems. Mr. Preston received a B.S. in Business Administration and Computer Science from Azusa Pacific University. He will devote full time to the business of the Company.

Henri R. Hornby has been the Secretary, Treasurer, C.F.O., Chairman and Director of the company since inception. From 1995 through 2004, he served as Chairman and President of Adven, Inc., a publicly-traded company (OTCBB) engaged in the environmental clean-up business through early 2004, when it commenced acquisition of properties in the mining sector and changed its name to West Africa Gold. Mr. Hornby will devote approximately 8 hours per week (20% 0f his time) to the business of the company.

JERALD L. WOODS, has been the VICE PRESIDENT AND Director of the company since inception. From 1988 to 1994, he was Chairman and Director of American Digital Communications, Inc., a private company engaged in the 220 mgz telephone business. From 1994 through 2000, he was an officer and director of American Privacy Management, Inc., a private company engaged in the computer encryption business. From 2000 to present, he has served as a consultant in the telecommunications industry for Competitive Communications, Inc. He will devote 40 hours a week (or 100% of his time) to the business of the company.

Prior Business Relationships of Management

The Chairman and the President have been involved together in a local and long distance, DSL, and television service provider for the past five years. The President and the C.O.O. have worked with each other since 1988.

The directors are elected for one-year terms that expire at the next annual meeting of shareholders. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected and qualified.

Key Employee

Linda Preston has been manager, administrative services, of the Company since inception.

Board Meetings and Committees

The Board of Directors held a total of two meetings during the period from inception through December 31, 2004. No director attended fewer than 75% of all meetings of the Board of Directors during this period. The Company has no committees.

Executive Compensation

No executive compensation has been paid since our inception.

Director Compensation

Directors will not receive compensation for their services, but will be reimbursed for all expenses incurred in attending a Board of Directors' meeting.

Employment Agreements

We have not entered into any employment agreements with any person or party.

Limitation of Liability and Indemnification

We incorporated in Wyoming, in part, to take advantage of certain provisions in Wyoming's corporate law relating to limitations on liability of corporate officers and directors.

(b)      Significant Employees.
         ---------------------

         Other than our three (3) officers and directors, and one key employee, there are currently no employees who are expected to make a significant contribution to our corporation.

(c)      Family Relationships.
         --------------------

         There are no family relationships among our officers, directors, or persons nominated for such positions.

(d)      Legal Proceedings.
         -----------------

         The Company is not a party to any legal proceeding, nor are we aware of any pending or threatened legal proceeding against us or any officer or director which might be material to an evaluation of our management or have any potentially adverse effect upon the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of December 31, 2004 for (i) each executive officer (ii) each director, (iii) each person known to us to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.

                                                                               Number of Shares          Percentage of
                                       Number of          Percentage of         After Offering          Ownership After
                                        Shares             Ownership           Assuming all of            the Offering
Name and Address                      Before the           Before the           the Shares are        Assuming all of the
Beneficial Owner (1)(2)                Offering             Offering                 Sold               Shares are Sold
-----------------------                --------             --------                 ----               ---------------

RUSSELL E. PRESTON                    10,666,667              90.58%              10,666,667                86.65%
111 S. Mulberry St., Suite 201
Elizabethtown, KY 42701


Janice Gordon
111 S. Mulberry St., Suite 201
Elizabethtown, KY 42701

                                      10,666,666                                  10,666,666


Jerald L. Woods
111 S. Mulberry St., Suite 201
Elizabethtown, KY 42701


Henri R. Hornby
3653 Hemlock Ct.
Reno, NV 89509

(1) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct stock holdings. Mr. Preston, Mr. Woods and Mr. Hornby are the only "promoters" of our company.

(2)        Each shareholder has sole and direct ownership of his shares.

All the shares listed above were acquired by the holders in March 2004 and are restricted pursuant to Rule 144.

All Officers and Directors as a Group 32,000,000- Direct ownership of 95% (approx.) (3 Individuals).

(c) Changes in Control.

There are currently no arrangements, which would result in a change in control of the Company.

Our principal stockholders, Mr. Preston, Mr. Woods and Mr. Hornby, currently own approximately 95% of our common stock based on shares issued to them as full consideration for their payment of organizational expenses. As a result, they will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, they will be able to elect all of the members of our Board of Directors, allowing him to exercise significant control of our affairs and management. In addition, they may effect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders. In essence, they control our Company and your vote is of little importance or consequence.


                              CERTAIN TRANSACTIONS

Other than the sale of shares to our officers and directors, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons. We are not a subsidiary of any other company. Our three (3) founders, Officers and Director were our only promoters, and they provided consulting services valued at $3,200 for 32,000,000 shares of Common Stock.

Future transactions, if any, will be approved by a majority of the disinterested members and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of an Unlimited number of shares of common stock, $.0001 par value per share, of which 33,780,000 shares were issued and outstanding as of December 31, 2004.

The following is a summary of the material terms and provisions of our capital stock. Because it is a summary, it does not include all of the information that is included in our certificate of incorporation. The text of our Articles of Incorporation, which is attached as an exhibit to this registration statement, and is incorporated into this section by reference.

Common Stock

         Voting Rights. The holders of our common stock will have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

         Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

         Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

         Transfer Agent and Registrar. Our transfer agent and registrar for our common stock is Stalt, Inc., Incline Village, NV.

SHARES ELIGIBLE FOR FUTURE SALE.

The 10,000,000 shares of common stock registered for sale in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 33,780,000 of our outstanding shares are held 52 shareholders, 5 of whom are affiliates.

After this offering, and assuming we sell all 10,000,000 shares offered, we will still have an unlimited number of shares available for issuance. We currently have no plans for the issuance of any additional shares, but we would have to issue additional shares in the event we need to raise additional funds through an equity offering in the future.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 33,780,000 outstanding restricted securities held by current shareholders are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.


                    PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

         We are offering the shares on a "best efforts" basis directly through our officers and directors, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, other than reimbursement of offering expenses, if any, incurred by them. This offering will commence promptly after the effective date of this registration statement of which this prospectus is a part. This offering will be made on a continuous basis for a period of 90 days. We may terminate this offering earlier if we sell all of the shares being offered or we decide to cease selling efforts.

         This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. In an underwritten offering, the underwriter and its team of professional advisors, including attorneys, accountants, engineers and other professionals, conduct a due diligence inquiry by reviewing a large volume of documentary materials in a company's files. The materials reviewed include corporate documents, financial statements and tax returns, engineering reports, market studies and reports, copies of all patents, licenses and trademarks, and all material contracts. This due diligence review is designed to bring to the underwriter's attention all material facts concerning the company. Because this offering is self underwritten and does not involve a due diligence review by an underwriter, there is a greater risk to an investor of this prospectus containing material errors and omissions.

         We may sell shares from time to time in one or more transactions directly by us or, alternatively, we may offer the shares through brokers or sale agents, who may receive compensation in the form of commissions or fees. We may enter into agreements with sales agents to assist us in identifying and contacting potential investors. Under these agreements, we may agree to pay these sales agents fees based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by us to the investors identified and contacted by these sales agents. We may also agree in some cases to reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent and any commissions and fees received by any such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act of 1933.

         The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states. To comply with the securities laws of certain jurisdictions, as applicable, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares.

         In connection with their selling efforts in the offering, our officers and directors will not register as broker-dealers, pursuant to Section 15 of the Securities Exchange Act of 1934, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The conditions to obtaining this exemption include the following:

         o None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation;

         o None of the selling persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

         o None of the selling persons are, at the time of participation, an associated person of a broker or dealer, and

         o    All of the  selling  persons  meet  the  conditions  of  paragraph
              (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and
              (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (C) do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on this rule.

         Our officers and directors may have assistants who may provide ministerial help, but their activities will be restricted to the following:

         o Preparing written communications and delivering such communications through the mails or other means that does not involve oral solicitation of potential purchasers, provided that such written communications have been approved by us.

         o Responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided that the content of such communications is limited to information contained in our registration statement; or

         o Performing ministerial and clerical work in effecting any transaction.

         We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. We reserve the right to withdraw, cancel or modify this offer and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and considered our general assets. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Certificates for shares purchased will be issued and distributed by our transfer agent within 10 business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by certified mail.

         Our officers and directors may purchase shares in this offering and there is no limit to the number of shares they may purchase.

         Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker-dealers who sell out securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

         Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question. Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation. Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements. The application of the penny stock rules may affect your ability to resell your shares.

         None of our officers or directors are statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of Washington, Nevada and Wyoming.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.


OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this prospectus and continue for a period of up to 90 days.


PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

         1.       execute and deliver a subscription agreement; and

         2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to C A NETWORKS, INC.


RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                     EXPERTS

Accountant

         Our Audited Financial Statements for the period from January 13, 2004 (inception)to August 31, 2004, have been included in this prospectus in reliance upon MARK BAILEY & CO, LTD., Certified Public Accountants, 1495 Ridgeview Dr., #200, Reno, NV 89509, tel. 775-322-4200, as experts in accounting and auditing.

Attorney

         The validity of the shares of common stock in this offering will be passed upon for us by Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, NV, 89509, tel. 775-827-6300.


                             EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission ("SEC"), a registration statement on Form SB-2 (including the exhibits and schedules thereto) under the Securities Act of 1933, and the rules and regulations promulgated thereunder, for the registration of the common stock offered hereby. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

         You can inspect and copy the registration statement and the exhibits and schedules thereto at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549,at prescribed rates.

         We will also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing to the SEC. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. We will furnish our stockholders annual reports containing audited financial statements for each fiscal year.

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                CA NETWORKS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                        FROM INCEPTION (JANUARY 13, 2004)

                                       TO

                                 AUGUST 31, 2004

                                      WITH

                                 AUDIT REPORT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                TABLE OF CONTENTS


Independent Auditors' Report.................................................F-2

Balance Sheet................................................................F-3

Statements of Operations.....................................................F-4

Statement of Changes in Shareholders' Deficit................................F-5

Statements of Cash Flows.....................................................F-6

Notes to Financial Statements................................................F-7

                             MARK BAILEY & CO. LTD.

                          Certified Public Accountants
                             Management Consultants


        OFFICE ADDRESS:                                        MAILING ADDRESS:
1495 Ridgeview Drive, Ste. 200     Phone: 775/332.4200          P.O. Box 6060
    Reno, Nevada 89509-6634         Fax: 775/332.4210         Reno, Nevada 89513


                          Independent Auditors' Report
                          ----------------------------


October 26, 2004

Board of Directors
CA Networks, Inc.

We have audited the accompanying balance sheet of CA Networks, Inc., (a company in the development stage) as of August 31, 2004, and the related statements of operations, shareholders' deficit and cash flows for the period from inception (January 13, 2004) to August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion..

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CA Networks, Inc., (a company in the development stage), as of August 31, 2004, and the results of its operations and its cash flows for the period ended August 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is in the development stage, and existing cash and available credit are insufficient to fund the Company's cash flow needs for the next year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Mark Bailey & Company, Ltd.
Reno, Nevada

                                CA NETWORKS, INC.
                      (A Company in the Development Stage)
                                  BALANCE SHEET
                                 August 31, 2004


                                     ASSETS

                                                              AUGUST 31, 2004
                                                              ---------------
Current Assets
  Cash                                                           $   97,698
  Deferred tax asset (net of valuation of $30,200)                        -
                                                                 ----------

  Total current assets                                               97,698
                                                                 ----------


Furniture and equipment (net of depreciation of $79)                  4,679
                                                                 ----------

  Total Assets                                                   $  102,377
                                                                 ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Common Stock Subscribed                                        $   10,000
                                                                 ----------

SHAREHOLDERS' EQUITY
  Common stock, $0.0001 par value,  33,780,000 shares
    authorized,  shares issued and outstanding                        3,378
  Additional paid-in-capital                                        177,822
  Deficit accumulated during the development stage                  (88,823)
                                                                 ----------

    Total shareholders' equity                                       92,377
                                                                 ----------

      Total liabilities and shareholders' equity                 $  102,377
                                                                 ==========


    The Accompanying Notes are an Integral Part of These Financial Statements

                                CA NETWORKS, INC.
                      (A Company in the Development Stage)
                            STATEMENTS OF OPERATIONS
                      For the Period Ended August 31, 2004


                                              CUMULATIVE      FROM INCEPTION
                                                DURING      (JANUARY 13, 2004)
                                              DEVELOPMENT           TO
                                                 STAGE       AUGUST 31, 2004
                                             ------------   ------------------

Revenue                                      $          -      $          -


General and administrative expenses                16,445            16,445
Investor relations                                 30,934            30,934
Consulting services                                41,365            41,365
Depreciation                                           79                79
                                             ------------      ------------

Loss before interest and income taxes             (88,823)          (88,823)
                                             ------------      ------------

Interest expense                                        -                 -
                                             ------------      ------------

Loss before income taxes                          (88,823)          (88,823)
                                             ------------      ------------

Provision for income taxes                              -                 -
                                             ------------      ------------

Net loss                                     $    (88,823)     $    (88,823)
                                             ============      ============

Loss per common share
   basic and diluted                         $      (0.00)     $      (0.00)
                                             ============      ============

Weighted average common shares
   basic and diluted                           32,888,750        32,888,750
                                             ============      ============


    The Accompanying Notes are an Integral Part of These Financial Statements

                                CA NETWORKS, INC.
                      (A Company in the Development Stage)
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
       For the Period From Inception (January 13, 2004) To August 31, 2004


                                                                                        ACCUMULATED
                                                                           ADDITIONAL  DEFICIT DURING
                                                   COMMON STOCK             PAID-IN     DEVELOPMENT      TOTAL
                                              SHARES         AMOUNT         CAPITAL        STAGE        EQUITY
                                          -----------------------------------------------------------------------
Shares issued to officers
  and directors for
  consulting services in January 2004       32,000,000    $     3,200    $         -   $         -    $     3,200

Shares issued for cash during the period
  ended August 31, 2004                      1,780,000            178        177,822                      178,000

Net loss for the period ended
  August 31, 2004                                                                          (88,823)       (88,823)
                                          -----------------------------------------------------------------------

Balance at August 31, 2004                  33,780,000    $     3,378    $   177,822   $   (88,823)   $    92,377
                                          =======================================================================


    The Accompanying Notes are an Integral Part of These Financial Statements

                                CA NETWORKS, INC.
                      (A Company in the Development Stage)
                            STATEMENTS OF CASH FLOWS
                      For the Period Ended August 31, 2004


                                                           CUMULATIVE    FROM INCEPTION
                                                             DURING     (JANUARY 13, 2004)
                                                          DEVELOPMENT          TO
                                                             STAGE       AUGUST 31, 2004
                                                          -----------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                             $   (88,823)     $   (88,823)

     Adjustments to reconcile net loss to net cash used in operating activities:

         Depreciation expense                                      79               79
         Expense paid by issuance of stock                      3,200            3,200
                                                          -----------      -----------

     Net cash used in operating activities                    (85,544)         (85,544)
                                                          -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
         Purchase of capital equipment                         (4,758)          (4,758)
                                                          -----------      -----------

     Net cash used in investment activities                    (4,758)          (4,758)
                                                          -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds received from stock subscription             10,000           10,000
         Proceeds from purchase of common stock               178,000          178,000
                                                          -----------      -----------

     Net cash provided by financing activities                188,000          188,000
                                                          -----------      -----------

     Net increase in cash                                      97,698           97,698

     Cash and cash equivalents at January 13, 2004                  -                -
                                                          -----------      -----------

     Cash and cash equivalents at August 31, 2004         $    97,698      $    97,698
                                                          ===========      ===========

SUPPLEMENTARY INFORMATION:
     There were no amounts paid for either interest or income taxes during the period ended August 31, 2004.

     On January 13, 2004 the Company issued 32,000,000 shares of common stock at par value in a non-cash transaction for consulting services valued at $3,200.


    The Accompanying Notes are an Integral Part of These Financial Statements

                                CA NETWORKS, INC.
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2004


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
     The Company was organized January 13, 2004. It is a Wyoming corporation. The Company is in the development stage as its operations principally involve research and development, market analysis, and other business planning activities in the telecommunications industry. No revenue has been generated from its business activities.

     GOING CONCERN
     These financial statements have been prepared assuming that the Company will continue as a going concern. Existing cash and available credit are insufficient to fund the Company's cash flow needs for the next year. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. Management has plans to seek additional capital through private investors. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS
     For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of August 31, 2004.

     PROPERTY AND EQUIPMENT
     Property and equipment are recorded at cost, less accumulated depreciation. In accordance with FASB 144, the Company reviews its long-lived assets for impairment.

                                CA NETWORKS, INC.
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2004


     Whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recovered through undiscounted future cash flows, such loss is recognized in the statement of operations.

     The cost of property, plant, and equipment is depreciated over the remaining estimated useful lives of the assets. Depreciation is computed on the straight line method for both financial reporting and income tax purposes. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on the sale of property and equipment are reflected in the statement of operations.

     INCOME TAXES
     The Company provides for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", which requires an asset and liability based approach in accounting for income taxes.

     Deferred income tax assets and liabilities are recorded to reflect the tax consequences in future years of temporary differences between revenue and expense items for financial statement and income tax reporting purposes. Valuation allowances are provided against assets that are not likely to be realized. (See Note 3)

     LOSS PER SHARE
     Net loss per share is provided in accordance with SFAS No. 128 "Earnings Per Share". Basic loss per share for each period is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of August 31, 2004, the Company had no dilutive common stock equivalents.

     REVENUE RECOGNITION
     In 2000 the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Pursuant to SAB No. 101 and the relevant generally accepted accounting principles, the Company will recognize revenue upon the passage of title, ownership and the risk of loss to the customer. During the period ended August 31, 2004, there was no revenue.

                                CA NETWORKS, INC.
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2004


2.   CAPITAL STOCK
     In January 2004 the Company issued thirty two million shares of its common stock to the founders of the Company for consulting valued at $3,200. As the Company had no market value at the time, the stock was valued at par (See Note 4).

     During the period ended August 31, 2004, the Company sold one million seven hundred eighty thousand shares of its common stock at $0.10 per share for $178,000.

3.   FEDERAL INCOME TAXES
     The Company recognizes deferred tax liabilities and benefits for the expected future tax impact of transactions that have been accounted for differently for book and tax purposes.

     Deferred tax benefits and liabilities are calculated using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance has been provided to reduce the asset to the amount of tax benefit management believes it will realize.

     The following is a schedule of the composition of the provision for income taxes:

                                                       AUGUST 31, 2004
                                                       ---------------
            Deferred noncurrent tax asset                  $ 30,200
            Valuation allowance                             (30,200)
                                                           --------
            Total provision for income taxes               $    -0-
                                                           ========

     The net change in the valuation account was $ 30,200 for the period ended August 31, 2004. The Company has available net operating loss carryforwards totaling approximately $88,823, which begin to expire in 2019.

                                CA NETWORKS, INC.
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2004


4.   RELATED PARTY TRANSACTIONS
     The founders of the Company received thirty two million shares of common stock for consulting, valued at $3,200.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of MARK BAILEY & CO, LTD., audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Wyoming law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

Item 25. Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered (all amounts except the Securities and Exchange Commission filing fee are estimated):

 Filing fee -- Securities and Exchange Commission..............    $     92
 Legal fees related to this offering...........................      20,000
 Accounting fees and disbursements.............................       5,000
 Blue Sky fees and expenses (including legal fees).............       5,000
 Transfer agent and registrar fees and expenses................       1,500
 Miscellaneous.................................................       3,408
                                                                   --------
 Total expenses................................................    $ 35,000

Item 26. Recent Sales of Unregistered Securities

         The following information is furnished with regard to all issuances of unregistered shares of our common stock during the past three years. These shares were issued, unless otherwise indicated, without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933.

Common Stock

         On January 13, 2004, the Company issued 32,000,000 shares of restricted Common Stock to our three (3) founders, officers and directors, all accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, as consideration for consulting services, valued at $3,200, or a purchase price of $.0001 per share, the par value of the shares. These shares were issued without registration in reliance upon exemptions from registration provided in Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended. No underwriters were used in these transactions, and no fees or commissions were paid to anyone. The sales did not involve any solicitation or general advertising. The purchasers were all "accredited" investors, as that term is defined in Regulation D, and did not need the protection of registration.

            In August 2004, we issued 1,780,000 shares of our restricted Common Stock at a price of $.10 per share, or aggregate cash proceeds of $178,000.00. This transaction involved 69 purchasers and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. No underwriters were used in these transactions, and no fees or commissions were paid to anyone. The sales did not involve any solicitation or general advertising. The purchasers were all "accredited" investors, as that term is defined in Regulation D, and did not need the protection of registration.

Item 27. Exhibits

         (a) Exhibits

         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

 Exhibit
   No.                  Document Description

   3 (i)       Articles of Incorporation (to be filed by amendment)
   3 (ii)      Bylaws
   4           Specimen Common Stock Certificate
   5           Opinion of Michael J. Morrison, Chtd.
   23          Opinion of Mark Bailey & Co., Ltd.- Auditor

         (b) Reports on Form 8-K

                       None.

Item 28. Undertakings

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant also undertakes that:

         (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Reno, NV, this 11th day of January, 2005.

                                                C A NETWORKS, INC.

                                              /s/ RUSSELL E. PRESTON
                                              ----------------------
                                                  RUSSELL E. PRESTON
                                             Its: President and Chief
                                                  Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

 Signature                         Title                             Date
 ---------                         -----                             ----

/s/ RUSSELL E. PRESTON    President and Chief Executive         January 11, 2005
----------------------    Officer (Principal Executive
    RUSSELL E. PRESTON    Officer)

/s/ Henri R. Hornby       Secretary, Treasurer
----------------------   (Chief Financial and Accounting        January 11, 2005
   Henri R. Hornby        Officer) and Director